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                                                                      Exhibit 21


                               COGNOS INCORPORATED


                                                             JURISDICTION OF
SUBSIDIARIES                                                 INCORPORATION
------------                                                 -------------

Cognos AB                                                    Sweden

Cognos A/S                                                   Denmark

Cognos Austria GmbH                                          Austria

Cognos (Barbados) Limited                                    Barbados

Cognos B.V.                                                  The Netherlands

Cognos Corporation                                           United States

Cognos do Brasil Ltda.                                       Brazil

Cognos Far East Pte Limited                                  Singapore

Cognos France S.A.                                           France

Cognos GmbH                                                  Germany

Cognos Limited                                               United Kingdom

Cognos N.V./S.A.                                             Belgium

Cognos OY                                                    Finland

Cognos PTY Limited                                           Australia

Cognos Services (USA) Corporation                            United States

Cognos South Africa (PTY) Limited                            South Africa

Cognos S.p.A.                                                Italy

Cognos (Switzerland) Ltd.                                    Switzerland

APL2000 Inc.                                                 United States

Interweave Software, Inc.                                    United States

LEX2000 Inc.                                                 United States

NoticeCast Software Ltd.                                     United Kingdom

Right Information Systems Limited                            England and Wales

Teijin Cognos Incorporated                                   Japan


All subsidiaries are 100% owned by Cognos Incorporated except Teijin Cognos Incorporated (50% owned), and APL2000 Inc. which is wholly-owned by LEX2000 Inc.

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